Exhibit (j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the reference to our Firm under the caption “Legal Counsel” included in or made a part of the Registration Statement of Red Cedar Fund Trust on Form N-1A under the Securities Act of 1933, as amended.

/s/ Morrison & Foerster LLP
MORRISON & FOERSTER LLP

November 5, 2019